                                                                    Exhibit 10.4
                                                                    ------------

                        Matthews Studio Equipment Group
                              Amended and Restated
                      1994 Stock Option Plan for Directors

1. Purpose. The purpose of this Matthews Studio Equipment Group 1994 Stock Option Plan for Directors (the "Plan") is to advance the interests of Matthews Studio Equipment Group (the "Company") and its shareholders by providing non-employee directors of the Company, through the grant of options to purchase shares of the Company's common stock (the "Common Stock"), with a larger personal and financial interest in the success of the Company.

2. Administration. The Plan shall be administered by a committee (the "Committee") consisting of at least two members of the Board of Directors of the Company (the "Board"). The Committee shall be appointed, and vacancies shall be filled, by the Board. The Committee shall have full power and authority to (i) determine the terms and conditions, not inconsistent with the provisions of the Plan, governing each option granted under the Plan; (ii) interpret the Plan and any option granted thereunder; (iii) establish such rules and regulations as it deems appropriate for the administration of the Plan; and (iv) take such other action as its deems necessary or desirable for the administration of the Plan. Any action of the Committee with respect to the administration of the Plan shall be taken by majority vote. The Committee's interpretation and construction of any provision of the Plan or the terms of any option shall be conclusive and binding on all parties.

3. Participants. Only directors who are not full-time salaried employees of the Company or an affiliate of the Company ("non-employee directors") shall be eligible to be granted options under the Plan.

Nothing contained in the Plan, or in any option granted pursuant to the Plan, shall confer upon any director any right to the continuation of his or her directorship or limit in any way the right of the Company to terminate his or her directorship at any time.

4. Effectiveness and Termination of Plan. The Plan shall become effective on the date of its adoption by the Board, subject to the ratification of the Plan by the affirmative vote of holders of a majority of the issued and outstanding shares of Common Stock. The Plan shall terminate 10 years from the date of its adoption or date of shareholder approval if earlier, or such earlier date as the Board may determine. Any option outstanding under the Plan at the time of its termination shall remain in effect in accordance with its terms and conditions and those of the Plan.

5. The Shares. Options may be granted from time to time under the Plan for the purchase, in the aggregate, of not more than 300,000 shares of Common Stock (subject to adjustment pursuant to Section 14). Such shares of Common Stock may be set aside out of the authorized but unissued shares of Common Stock not reserved for any other purpose or out of previously issued shares acquired by the Company and held in its treasury. Any shares of Common Stock which, by reason of the termination or expiration of an option or otherwise, are no longer subject to purchase pursuant to an option granted under the Plan may again be subjected to an option under the Plan.

6. Options. On the date of each Annual Meeting of Shareholders held on or after the effective date of the 1994 Directors Plan, there shall be granted to each non-employee director who is elected or reelected as a director of the Company on such date, and who at no time prior to such date has been granted an option under the 1994 Directors Plan, an option to purchase 15,000 shares of the Common Stock (subject to adjustment pursuant to Section 14).

7. Price. The price at which shares of Common Stock may be purchased upon the exercise of an option granted under the Plan shall be the fair market value of such shares on the date of grant of such option.

For purpose of this Plan, the fair market value of a share of Common Stock on a specified date shall be the mean between the high "bid" and low "ask" prices for shares of Common Stock on such date in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ) (or other quotation service), or, if such shares are then traded on a national stock exchange, the closing price on such date of the Common Stock on such national securities exchange.

8. Term and Exercisability of Options. Options may be granted for terms of not more than 10 years and, except as otherwise provided in Section 9, shall first become exercisable (i) with respect to 5,000 shares as of the date six months after the date of grant of the option and (ii) with respect to an additional 5,000 shares as of each of the second and third anniversaries of the date of grant of the option.

9. Termination of Directorship. Except as otherwise provided in this Section 9, no person may exercise an option more than 90 days after the first date on which he or she ceases to be a director of the Company. If a participant ceases to be a director of the Company by reason of death or disability, the participant or his or her estate may exercise any options held by the director within 12 months after the date he or she ceases to be a director of the Company. An option may be exercised following the date a participant ceases to be a director with respect only to such number of shares of Common Stock as to which the right of exercise had accrued on or before such date. In no event may any option be exercised after the expiration of the term of such option.

10. Payment. Full payment of the purchase price for shares of Common Stock purchased upon the exercise, in whole or in part, of an option granted under the Plan shall be made at the time of such exercise. The purchase price may be paid in cash or by certified check or cashier's check. Alternatively, an option may be exercised in whole or in part by delivering a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and such other documents as the Committee may determine.

11. Nontransferability. Options granted under the Plan shall not be transferable other than by will or by the laws of descent and distribution, and, during a participant's lifetime, shall be exercisable only by him or her, regardless of any community property interest therein of the participant's spouse or such spouse's successors in interest. If a participant's spouse has acquired a community property interest in any option, the participant or his or her permitted successor in interest may exercise the option on behalf of the participant's spouse or the spouse's successor in interest.

12. Status of Options. Options granted under the Plan are nonstatutory options not qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.

13. Issuance of Shares. If a participant so requests, shares purchased upon the exercise of an option may be issued or transferred in the name of the participant and another person jointly with the right of survivorship.

14. Adjustment of Shares. In the event of any change in the outstanding Common Stock by reason of any stock dividend, stock split, combination of shares, recapitalization, or other similar change in the capital stock of the Company, or in the event of the merger or consolidation of the Company into or with any other corporation or the reorganization of the Company, there shall be substituted for or added to each share of Common Stock theretofore appropriated for the purposes of the Plan or thereafter subject, or which may become subject, to an option under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be. Outstanding options shall be appropriately amended as to price and other terms in a manner consistent with the aforementioned adjustment to the shares of Common Stock subject to the Plan.

15. Amendment. The Board may amend the Plan in any respect from time to time; provided, however, that no amendment shall become effective unless approved by
--------  -------
affirmative vote of the Company's shareholders if such approval is necessary for the continued validity of the Plan or if the failure to obtain such approval would adversely affect the compliance of the Plan with Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") or any other rule or regulation; and provided, further, that the Plan shall not be amended more than
                --------  -------
once in any six-month period. No amendment may, without the consent of a participant, impair his or her rights under any option previously granted under the Plan.

The Board shall have the power, in the event of any disposition of substantially all of the assets of the Company, its dissolution, any merger or consolidation of the Company with or into any other corporation, or the merger or consolidation of any other corporation into the Company, to amend all outstanding options to permit their exercise prior to the effectiveness of any such transaction and to terminate such options as of such effectiveness. If the Board shall exercise such power, all options then outstanding shall be deemed to have been amended to permit the exercise thereof in whole or in part by the holder at any time or from time to time as determined by the Board prior to the effectiveness of such transaction and such options shall be deemed to terminate upon such effectiveness.

16. Legal and Regulatory Requirements. No option shall be exercisable and no shares will be delivered under the Plan except in compliance with all applicable federal and state laws and regulations including, without limitation, compliance with withholding tax requirements and with the rules of all domestic stock exchanges on which the Common Stock may be listed. Any share certificate issued to evidence shares for which an option is exercised may bear such legends and statements as the Committee shall deem advisable to assure compliance with federal and state laws and regulations. No option shall be exercisable, and no shares shall be delivered under the Plan, until the Company has obtained consent or approval from regulatory bodies, federal or state, having jurisdiction over such matters as the Committee may deem advisable.

In the case of the exercise of an option by a person or estate acquiring the right to exercise the option by bequest or inheritance, the Committee may require reasonable evidence as to the ownership of the option and may require consents and releases of taxing authorities that it may deem advisable.

17. Construction. It is the intent of the Company that the Plan comply in all respects with applicable provisions of Rule 16b-3 under the Exchange Act, so that any grant of options to or other transaction by a participant who is subject to the reporting requirements of Section 16(b) of the Exchange Act shall not result in short-swing profits liability under Section 16(b) (except for any transaction exempted under alternative Exchange Act rules or intended by such participant to be a non-exempt transaction). Accordingly, if any provision of this Plan or any agreement relating to an option does not comply with such requirements of Rule 16b-3 as then applicable to any such transaction so that such a participant would be subject to Section 16(b) liability, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and the participant shall be deemed to have consented to such construction or amendment.